EXHIBIT 7


                               FOURTH AMENDMENT TO
                        THE REGISTRATION RIGHTS AGREEMENT


                  THIS FOURTH AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT (this "Amendment") is made effective as of the 10th day of June, 1996, by and among The Cerplex Group, Inc., a Delaware corporation (the "Company"), the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor" and collectively as the "Investors," the security holders of the Company listed on Schedule B hereto, each of which is herein referred to as a "Stockholder" and collectively as the "Stockholders," the banks listed on Schedule C hereto, each of which is herein referred to as a "Bank Holder" and collectively as the "Bank Holders" and each of the parties listed on Schedule D hereto, each of which is herein referred to as a "Series B Preferred Holder" and collectively as the "Series B Preferred Holders."


                                    RECITALS:

                  A. The Company, the Investors, the Stockholders, and certain other investors and stockholders entered into a Registration Rights Agreement dated November 19, 1993 (as in effect prior to the effectiveness of this Amendment, the "Existing Registration Rights Agreement").

                  B. Pursuant to a Waiver and Amendment Agreement, dated as of April 15, 1996, among The Northwestern Mutual Life Insurance Company, John Hancock Mutual Life Insurance Company and North Atlantic Smaller Companies Investment Trust PLC (each individually, a "Warrant Group Holder" and collectively, the "Warrant Group Holders") and the Company, and a Warrant Agreement dated as of April 15, 1996, among the Warrant Group Holders and the Company, the Company issued one million (1,000,000) warrants (the "1996 Warrants") to purchase Common Stock (as such term is defined in the Existing Registration Rights Agreement) to the Warrant Group Holders.

                  C. Pursuant to a First Amendment to Credit Agreement and Limited Waiver (the "Bank Amendment and Waiver Agreement"), dated as of April 15, 1996, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the Bank Holders and a Warrant Agreement (the "Bank Warrant Agreement"), dated as of April 15, 1996, among the Company and the Bank Holders, the Company issued one hundred twenty-five thousand (125,000) warrants (the "Bank Warrants") to purchase Common Stock (as such term is defined in the Existing Registration Rights Agreement) to the Bank Holders.


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                  D.   Pursuant  to  the  Third   Amendment   to  the   Existing
Registration Rights Agreement, dated as of April 15, 1996, by and among the Company, the Investors, the Stockholders and the Bank Holders, the shares of Common Stock issuable upon exercise of the Bank Warrants and the 1996 Warrants have been made subject to the Existing Registration Rights Agreement.

                  E. The Company and the Series B Preferred Holders (as defined herein) are parties to the Stock Purchase Agreement of even date herewith (the "Series B Agreement") pursuant to which Series B Preferred Holders have purchased an aggregate of 8,000 shares of the Company's Series B Preferred Stock; and in order to induce the Company and the Series B Preferred Holders to enter into the Series B Agreement, the Series B Preferred Holders and the Company hereby agree that the Existing Registration Rights Agreement as hereby amended shall govern the rights of the Series B Preferred Holders to cause the Company to register shares of Common Stock issuable to the Series B Preferred Holders upon the conversion of the Series B Preferred Stock and certain other matters set forth herein.

                  F. The parties to the Existing Registration Rights Agreement wish to amend the terms thereof to (i) permit the Bank Holders certain additional rights hereunder and (ii) permit the Series B Preferred Holders certain rights.


                                   AGREEMENT:

                  NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1.  DEFINED TERMS

                  Terms used herein without definition shall have the meaning given such terms in the Existing Registration Rights Agreement. The terms specified below are hereby incorporated, as applicable, into the Existing Registration Rights Agreement. As used in this Amendment, the following terms have the respective meanings specified below:

                  "Additional  Shares"  -- has the  meaning  given  such term in
                  Section 1.2(b) of the Existing Registration Rights Agreement, as amended hereby

                  "Amendment, this" -- means this Fourth Amendment to the Existing Registration Rights Agreement

                  "Deficiency" -- has the meaning given such term in Section 1.2(f) of the Existing Registration Rights Agreement, as



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                  amended hereby "Effectiveness Period" -- has the meaning given such term in Section 1.19(a) of the Existing Registration Rights Agreement, as amended hereby

                  "Excess Shares" -- has the meaning given such term in Section 1.2(f) of the Existing Registration Rights Agreement, as amended hereby

                  "Existing Registration Rights Agreement" -- Recital A

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Non-Initiating  Holder" -- has the meaning given such term in
                  Section 1.2(b) of the Existing Registration Rights Agreement, as amended hereby

                  "Non-Requesting  Holder" -- has the meaning given such term in
                  Section 1.12(f) of the Existing Registration Rights Agreement, as amended hereby

                  "Selling Group" -- shall have the meaning given such term in Section 1.6

                  "Series B Agreement" -- Recital E

                  "Shelf  Registration"  -- has the  meaning  given such term in
                  Section 1.19(a) of the Existing Registration Rights Agreement, as amended hereby

                  "Shortage"  --  shall  have the  meaning  given  such  term in
                  Section 1.2(b) of the Existing Registration Rights Agreement, as amended hereby

                  "Shortfall" has the meaning given such term in Section 1.2(b) of the Existing Registration Rights Agreement, as amended hereby

                  "Sprout" -- means (a) (x) The Sprout Group, and any affiliates thereof, Sprout Growth II, L.P., or (y) DLJ Capital Corporation or any subsidiaries or affiliates thereof, as the case may be, for so long as it holds any warrants on the date hereof issued pursuant to the Existing Registration Rights Agreement (the "Original Sprout Warrants") or any Common Stock issued pursuant to the exercise of such Warrants and (b) any successors thereto or direct or successive transferees thereof; it being the intention of the parties hereto that any successive holder of a warrant, or the Common Stock issued upon the exercise of such warrant, which warrant derived from an Original Sprout Warrant, shall be included in this definition, provided that any holder of shares of Common Stock issued upon the exercise of any Original Sprout Warrant or any


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                  warrant that derived from such Original  Sprout  Warrant which shares have been, or derive from shares that have been, publicly sold pursuant to a registration statement filed under the Act or pursuant to Rule 144 shall, to the extent of its holdings of such shares, be excluded from this definition.
                  Rights  under  this  Agreement  of  successors,   assigns  and
                  transferees of Sprout Holders are subject to compliance with the requirements of Section 1.13 of the Existing Registration Rights Agreement.

                  SECTION 2.  AMENDMENTS

                  2.1 Amendments to Section 1.1 of the Existing Registration Rights Agreement

                  (a) Section 1.1 of the Existing Registration Rights Agreement is hereby amended by amending and restating the following definition, in its entirety, as set forth below:

                           (q)      The term "Registrable Securities" means

                                (i) the Common Stock currently issued to the
                  Investors and the Stockholders,

                               (ii) all Common  Stock  issued or issuable to the
                  Investors, the Stockholders, the Bank Holders and the Series B Preferred Holders upon exercise or conversion, as the case may be, of the Warrants, the Bank Warrants, other warrants, options or the Series B Preferred Stock held by them, and

                              (iii) all Common Stock  issued (or  issuable  upon
                  the exercise or conversion, as the case may be, of any Warrant, any Bank Warrant, any other warrant, option or the Series B Preferred Stock, any right or any other security, which Warrant, Bank Warrant, Series B Preferred Stock, other warrant, right, any other security or option is itself issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

                  (b) The following definitions are hereby added to Section 1.1 of the Existing Registration Rights Agreement so as to preserve the alphabetical ordering of the definitions set forth therein.

                           The term "Series B Preferred  Holders" means (a) each
                  of the entities,  or persons, as the case may be, set forth on


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                  Schedule  D  hereto,  for so long as they  hold any  shares of
                  Series B Preferred Stock or any Common Stock issued pursuant to the conversion of such shares and (b) any successors thereto or direct or successive transferees thereof; it being the intention of the parties hereto that any successive holder of Series B Preferred Stock, or the Common Stock issued upon the conversion of such Series B Preferred Stock, shall be included in this definition, provided that any Holder of shares of Common Stock issued upon the conversion of any share of Series B Preferred Stock that has been, or derives from any share that has been, publicly sold pursuant to a registration statement filed under the Act or pursuant to Rule 144 shall, to the extent of its holdings of such shares, be excluded from this definition.

                           Any  decisions  to be made by the Series B  Preferred
                  Holders shall be made upon a vote of a majority in interest of Series B Preferred Holders on the basis of the number of shares of Common Stock issuable upon conversion of Series B Preferred Stock and the number of shares of such Common Stock then held. Rights of successors, assigns and transferees of Series B Preferred Holders are subject to compliance with the requirements of Section 1.13.

                           The  term  "Series  B  Preferred  Stock"  means  that
                  certain series of Preferred Stock designated Series B, having par value of $0.001 per share, enjoying the rights and privileges set forth in that Certificate of Designation of the Company as in effect on the date hereof.

                  2.2  Amendments to Section 1.2

                  (a) Section 1.2(a) of the Existing Registration Rights Agreement is hereby amended by deleting the word "and" at the end of clause
(ii), by deleting the period at the end of clause (iii) and replacing it with a semi-colon, and by adding the following clauses after clause (iii):

                               (iv)  the Bank Holders may request one (1)
                  registration under this Section 1.2; and

                                (v)  the Series B Preferred Holders may
                  request one (1) registration under this Section 1.2.

                  (b)  Section  1.2(b)  of  the  Existing   Registration  Rights
Agreement is hereby amended to delete the first full paragraph and such paragraph is restated in its entirety as follows:

                           If the  Initiating  Demand  Holder in  respect of any
                  registration requested under this Section 1.2 intends to distribute the Registrable Securities covered by its

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                  request  by means of an  underwriting,  it shall so advise the
                  Company as a part of its request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a)(A). The
                  underwriter  will  be  one  or  more  underwriting   firms  of
                  recognized national standing selected, after consultation with the Initiating Demand Holder, by the Company and shall be acceptable to the Initiating Demand Holder, which shall not unreasonably withhold its acceptance of such underwriters, provided that any Original Warrantholder, Independent Equity Group Holder or Series B Preferred Holder that constitutes, in whole or part, the Initiating Demand Holder may require the managing underwriter so selected above to invite not more than one (1) underwriter selected by such Original Warrantholder, Independent Equity Group Holder or Series B Preferred Holder to join the selling syndicate in respect of such registration. In such event, the right of any Holder to include his
                  Registrable   Securities   in  such   registration   shall  be
                  conditioned   upon  such   Holder's   participation   in  such
                  underwriting   and  inclusion  in  the   underwriting  of  the
                  Registrable Securities of such Holder in such registration (unless otherwise mutually agreed by the Initiating Demand Holder and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, all as contemplated by subsection 1.4(e). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Demand Holder that the number of securities requested to be included in such registration exceeds the number that can be sold in such offering within a price range acceptable to the Initiating Demand Holder (such advice to state the basis of such opinion and the approximate number of shares of Registrable Securities that may be included in such offering without such effect), then the Initiating Demand Holder shall so advise all Holders of Registrable Securities which would otherwise be included in such registration pursuant hereto, and the number of shares of Registrable Securities that may be so included shall be allocated as follows:

                                    (i) All of the Registrable Securities of the
                           Initiating Demand Holder and each member (or who derived their ownership of Registrable Securities after the date hereof from such Holder) of the applicable group (as set forth in Section 1.2(a)(i) through and including 1.2(a)(v) (a "group") to which


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                           such Holder belongs,  shall first be included in such
                           registration; provided, however, in the event the number of Registrable Securities requested to be included in such Registration by the Holders in such group exceeds the number of shares which may be included in such registration, such allocation shall be made among the Holders of such group pro rata based upon the number of Registrable Securities owned by each such Holder. For the purposes of determining to which group Sprout belongs any Original Sprout Warrant received, or the Common Stock received upon
                           the  exercise  thereof,  shall,  if  applicable,   be
                           included in the Independent Equity Group and any shares of Series B Preferred Stock, or Common Stock
                           received  upon  the  conversion  thereof,   shall  be
                           included, if applicable, with those of the Series B Preferred Holders; and

                                    (ii)  in  the  event   that  the  number  of
                           Registrable    Securities    includable    in    such
                           registration exceeds the number of Registrable Securities includable therein pursuant to the foregoing clause (i) (such securities "Additional Shares"), then in such case, such Additional Shares shall be allocated to the Holders of Registrable Securities which are not members of the group to which the Initiating Demand Holder belongs but which have requested inclusion in the registration (the "Non-Initiating Holders") on a pro rata basis (as nearly as practicable) based on the number of Registrable Securities held by each. In the event this clause (ii) is applicable, and for purposes of effecting the calculations provided for herein, the number of Registrable Securities owned by all of the Primary Stockholders as a group shall be deemed to be equal to the number of Registrable Securities owned by the Investors as a group (not counting for this purpose any Investor that is a member of the group to which the Initiating Demand Holder belongs and any Common Stock issued, or issuable, upon conversion of the Series B Preferred Stock owned by Sprout). As such, each Primary Stockholder who is a Non-Initiating Holder shall be deemed for the purposes of the computations in this paragraph to own a proportionately smaller number of shares. In addition, to the extent the Registrable Securities in respect of the 1996 Warrants result in an allocation of Additional Shares to the Independent Equity Group under this clause (ii) that is less than it would have been if there had been no issuance of 1996 Warrants (such deficiency is referred to herein as the "Shortfall"), the Primary Stockholders will be

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                           deemed,  for  purposes of this clause  (ii),  to have
                           assigned to the Independent Equity Group a number of Additional Shares that would have otherwise been allocated to such Primary Stockholders equal to 50% of such Shortfall.

                  The number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (including, without limitation, any securities of the Company or any other person then included in such registration, as contemplated by the immediately succeeding sentence) are first entirely excluded from the underwriting. The Company will not register securities for sale for the account of any person other than Holders of Registrable Securities participating in such registration and the Company in connection with any registration pursuant to this Section
                  1.2 unless it shall have obtained the prior written consent of the Initiating Demand Holder or unless the requirements of
                  Section 1.14 have been fully satisfied in respect of such other securities. Upon receipt of such consent, the Company will notify each Holder of Registrable Securities requesting participation in such registration of such consent.

                  (c)  Section  1.2(d)  of  the  Existing   Registration  Rights
Agreement is hereby amended so that clause "(ii)" shall be renumbered as clause "(iii)" and the following clause shall be added as clause "(ii)":

                           A registration statement effected pursuant to Section
                  1.19 shall not  preclude a request or a demand  under  Section
                  1.2 or a registration, public offering or distribution in respect thereof. The Holders acknowledge and agree that upon the receipt from a Holder of a request under Section 1.2, no other request under this Section 1.2 or Section 1.12 need be honored by the Company pending the discharge or withdrawal of such request, and the first such request under this Section
                  1.2 or Section 1.12, as the case may be, shall preempt all other such requests until such time as the procedures and processes that commence upon the receipt of such request shall have been completed in a manner consistent with the intent hereof or such request is withdrawn.

                  2.3 Amendment to Section 1.3 of the Existing Registration Rights Agreement

                  Section 1.3 of the Existing Registration Rights Agreement is hereby amended to add "(i)" before the word "If" in the first sentence of
Section 1.3 and to add the following paragraph as Section 1.3(b):


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                           (b) In the  event  that the  Company  has  filed,  or
                  files, a registration statement within thirty (30) days of receipt of a notice under Section 1.2 or 1.12, pursuant to this Section 1.3, then the Company shall not be required to honor any demand under Section 1.2 or 1.12 until the earlier of (i) one hundred twenty days following the date of such notice or (ii) such date as the Company is no longer using its best efforts to effect such offering (including, without limitation, the date the Company withdraws such registration statement).

                  2.4 Amendment to Section 1.4(e) of the Existing Registration Rights Agreement

                  Section 1.4(e) of the Existing Registration Rights Agreement is hereby amended to add ", Bank Holders or Series B Preferred Holders" after the word "Investors" but before the word "shall" in the last sentence of Section 1.4(e).

                  2.5 Amendment to Section 1.6 of the Existing Registration Rights Agreement

                  Section 1.6 of the Existing Registration Rights Agreement is hereby amended so that all of the words from "All expenses" up to, but not including "provided, however," are deleted and replaced with the following:

                           All expenses  other than  underwriting  discounts and
                  commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, Section 1.12 and
                  Section 1.19, including (without limitation) all registration, filing and qualification fees of the Act and any other securities or Blue Sky laws, printers and accounting fees, fees and disbursements of counsel for the Company and the
                  Stockholders and the reasonable and customary fees and disbursements of one counsel for the selling Investors, Bank Holders and Series B Preferred Holders (collectively, the "Selling Group") (excluding, however, any fees and disbursements for special counsel for the Holders other than such one counsel for the Selling Group; the Selling Group shall appoint its counsel by a two-thirds vote of the Registrable Securities of those Holders who are members of the Selling Group then participating in such registration) shall be borne and paid by the Company (which right in favor of the Holders is assignable by the Holders as provided in Section 1.13);


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                  2.6      Amendment to Section 1.7 of the Existing
                           Registration Rights Agreement

                  Section 1.7 of the Existing Registration Rights
Agreement is hereby amended so that the words "selling Investors" are deleted and replaced with the words "Selling Group" and the words "such Investors" are replaced with "members of the Selling Group."

                  2.7 Amendment to Section 1.8 of the Existing Registration Rights Agreement

                  Section 1.8 of the Existing Registration Rights Agreement shall be deleted and restated in its entirety as follows:

                           1.8      Underwriting Requirements.

                           (a) In  connection  with any  offering  involving  an
                  underwriting  of  securities  of the  Company  referred  to in
                  Section  1.3,  the Company  shall not be  required  under said
                  Section 1.3 to include any of the Holders' Registrable Securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as such underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities (other than securities to have been originally offered under such offering by the Company for its own account or for the account of persons other than the Holders) requested by holders of such securities (including Registrable Securities requested by the Holders) to be included in such offering (with respect to any such offering, the "piggyback securities") exceeds the amount of securities that the underwriters determine in their sole discretion can be sold without jeopardizing the success of the sale of such originally offered securities, then the Company shall be required to include in such offering only that number of such piggyback securities, including Registrable Securities, which the underwriters reasonably determine in their sole discretion will not jeopardize the success of the sale of said originally offered securities (the piggyback securities to be so included in such offering to be apportioned among the Holders (or who derived their ownership of Registrable Securities after the date hereof from Holders) on a pro rata basis, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each such Holder to the piggyback securities, provided, however, that for purposes of such determination, the number of Registrable Securities owned by all of the Primary Stockholders as a group


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                  shall  be  deemed  to be equal to the  number  of  Registrable
                  Securities owned by the Investors as a group (not counting for this purpose any Series B Preferred Stock, or Common Stock issued or issuable upon the conversion thereof, owned by Sprout). As such, each Primary Stockholder shall be deemed for the purposes of such calculations to own a proportionately smaller number of shares. In addition, to the extent the Registrable Securities in respect of the 1996 Warrants result in an allocation of piggyback securities to the Independent Equity Group under this Section 1.8 that is less than it would have been if there had been no issuance of 1996 Warrants (such deficiency is referred to herein as the "Shortage"), the Primary Stockholders will be deemed, for purposes of this
                  Section 1.8, to have assigned to the Independent Equity Group a number of piggyback securities that would have otherwise been allocated to such Primary Stockholders equal to 50% of such Shortage.

                  2.8 Amendment to Section 1.10(a) of the Existing Registration Rights Agreement

                  Section 1.10(a) of the Existing Registration Rights Agreement is amended so that the phrase ", Bank Holders or Series B Preferred Holders" is included in the first parenthetical after the word "Investors" and before the comma which follows the word "Investors."

                  2.9 Amendment to Section 1.12 of the Existing Registration Rights Agreement

                  (a) Section 1.12(a) of the Existing Registration Rights Agreement is hereby amended and restated in its entirety as follows:

                           1.12 Form S-3  Registration.  (a) One or more Holders
                  (such Holders are, with respect to each request made by them under this Section 1.12, referred to collectively as a "Requesting Holder") may make written requests of the Company to effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Requesting Holder, provided that such Requesting Holder belongs to one or more of the following: the Northwestern Group Holders, the Hancock Group Holders, the Independent Equity Group Holders, the Primary Stockholders, Bank Holders or Series B Preferred Holders.

                  (b) Section 1.12 of the Existing Registration Rights Agreement is hereby amended to include the following as "Section
1.12(g)":

                           A  registration  statement effected  pursuant to
                  Section  1.19  shall  not  preclude a request or a demand

                                      7-30
                  under Section 1.12 or a registration, public offering or distribution, in respect thereof. The Holders acknowledge and agree that upon the receipt from a Holder of a request under
                  Section  1.12,  no other  request  under this  Section 1.12 or
                  Section 1.2 need be honored by the Company pending discharge or withdrawal of such request, and the first such request under this Section 1.12 or Section 1.2, as the case may be, shall preempt all other such requests until such time as the procedures and processes that commence upon the receipt of such request shall have been completed in a manner consistent with the intent hereof or such request is withdrawn.

                  (c) Section 1.12(b)(ii)(D) of the Existing Registration Rights Agreement is amended to add the following language after "Section 1.12" and before the ";":

                  provided, however, that in no event shall a registration effected pursuant to Section 1.12(a) be counted for the purposes of this Section 1.12(b)(ii)(D) if such firmly underwritten registration statement on Form S-3 was initiated by a Bank Holder or a Series B Preferred Holder as a "Requesting Holder" under Section 1.12.

                  (d) Section 1.12(b)(ii)(E) of the Existing Registration Rights Agreement is hereby amended so that "five (5)" is deleted and replaced with "seven (7)."

                  (e) Section 1.12(b)(ii)(F) of the Existing Registration Rights Agreement shall be amended:

                           (F) if the  Company  has,  within the  90-day  period
                  preceding the date of such request, already effected an underwritten registration statement.

                  (f) Section 1.12(f)(i) and (ii) are hereby amended and restated in their entirety as follows:

                           (i) All of the Registrable Securities of the Requesting Holder and each member (or who derived their ownership of Registrable Securities after the date hereof from such Holder) of the applicable group (as set forth in Section 1.12(a) (a "group")) to which such Holder belongs, shall first be included in such registration; provided, however, in the event the number of Registrable Securities requested to be included in such Registration by the Holders in such group exceeds the number of shares which may be included in such registration, such allocation shall be made among the Holders of such group pro rata based upon the number of Registrable Securities owned by each such Holder. For the purposes of


                                      7-31
                  determining to which group Sprout belongs any Original Sprout Warrant received, or the Common Stock received upon the exercise thereof, shall, if applicable, be included in Independent Equity Group and any shares of Series B Preferred Stock, or Common Stock received upon the conversion thereof, shall be included, if applicable, with those of the Series B Preferred Holders; and

                           (ii) in the  event  that the  number  of  Registrable
                  Securities includable in such registration exceeds the number of Registrable Securities includable therein pursuant to the foregoing clause (i) (such securities "Excess Shares"), then in such case, such Excess Shares shall be allocated to the Holders of Registrable Securities which are not members of the group to which the Requesting Holder belongs but which have requested inclusion in the registration (the "Non-Requesting Holders") on a pro rata basis (as nearly as practicable) based on the number of Registrable Securities held by each. In the event this clause (ii) is applicable, and for purposes of effecting the calculations provided for herein, the number of Registrable Securities owned by all of the Primary Stockholders as a group shall be deemed to be equal to the number of Registrable Securities owned by the Investors as a group (not counting for this purpose any Investor that is a member of the group to which the Requesting Holder belongs and any Common Stock issued, or issuable, upon conversion of the Series B Preferred owned by Sprout). As such, each Primary Stockholder who is a Non-Requesting Holder shall be deemed for the purposes of the computations in this paragraph to own a proportionately smaller number of shares. In addition, to the extent the Registrable Securities in respect of the 1996 Warrants result in an allocation of Excess Shares to the Independent Equity Group under this clause (ii) that is less than it would have been if there had been no issuance of 1996 Warrants (such deficiency is referred to herein as the "Deficiency"), the Primary Stockholders will be deemed, for purposes of this clause (ii), to have assigned to the Independent Equity Group a number of Excess Shares that would have otherwise been allocated to such Primary Stockholders equal to 50% of such Deficiency.

                  2.10 Amendment to Section 1.14 of the Existing Registration Rights Agreement

                  Section 1.14 of the Existing Registration Rights Agreement is hereby amended so that the phrase "without the prior written consent of the Investors holding two-thirds of the Registrable Securities held by Investors," is replaced with the phrase "without the prior written consent of the Investors and Series B Preferred Holders collectively holding two-thirds of the

                                      7-32
aggregate Registrable Securities held by the Investors and the Series B Preferred Holders."

                  2.11  Modification of Section 1.15 of the Existing
                            Registration Rights Agreement

                  Section 1.15 is hereby modified to delete the phrase "in the case of a nonunderwritten offering."

                  2.12      Addition of Section 1.19 to Existing
                            Registration Rights Agreement

                  The following paragraphs are hereby added to the Existing Registration Rights Agreement:

                           1.19  Shelf Registration.

                           (a) (i) The Company  shall  file,  not later than one
                  hundred fifty (150) days after the date hereof, a "shelf" registration statement (the "Shelf Registration") covering the securities then constituting Registrable Securities (other than shares held by Holders who are permitted, as of June 10, 1996, to sell all their shares during a three (3)-month period under Rule 144 of the Act and the Registrable Securities of Holders who have decided not to participate in a registration under this Section 1.19) on any appropriate form, which shall state that the subject Registrable Securities are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Act. The Company shall use its reasonable best efforts to have the Shelf Registration declared effective as soon as practicable after its filing and to keep the Shelf Registration continuously effective and current for a period of three (3) years following the date hereof or, if earlier, until all Registrable Securities included therein have been sold or can be sold within three months under Rule 144 of the Act. If necessary, the Company shall cause to be filed, and shall use its reasonable best efforts to have declared effective as soon as practicable following filing, additional "shelf" registration statements or amendments as necessary to maintain such effectiveness for such period. It is understood, however, that the Shelf Registration may be required to be amended or suspended for reasonable periods of time from time to time due to a variety of matters, including corporate developments undertaken by the Company in good faith and for valid business reasons such as the acquisition of third parties or the divestiture of assets which developments may require notice to the holders pursuant to Section 1.19(vii). The Holders acknowledge that during these periods they may not


                                      7-33
                  be entitled to sell under the registration statement filed pursuant to this Section 1.19.

                                    (ii) Within ten (10) days of the filing of a
                  registration statement pursuant to this Section 1.19, the Company shall give written notice of such fact to all Holders (and shall deliver a copy of such registration statement to all Holders). Within ten (10) days of the receipt thereof, each Holder which desires its Registrable Securities to be included in such registration statement shall provide notice of such desire to the Company, and shall indicate the number of Registrable Securities it holds that it wishes to be included in such registration statement.

                           (b)  The  Holders  acknowledge  that  the  procedures
                  section in the  subsequent  subparagraph  (c) of this  Section
                  1.19 (the "Procedures") shall be applicable only to the shelf registration described in the foregoing Subsection (a) and that to the extent that any other provisions of this Agreement conflict with the Procedures by reason of the application of this Section 1.19, the Procedures shall govern such Shelf Registration.

                           (c)  The Company, in connection with its obligation
under Section 1.19, shall:

                                (i)  Prepare  and  file  with  the SEC  such
                  amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current for the period specified in Section 1.19(a) and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement in accordance with the Holders intended method of disposition set forth in such registration statement for such period.

                               (ii) Make every  reasonable  effort to obtain the
                  withdrawal of any order or other action suspending the effectiveness of any such registration statement or suspending the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction.

                              (iii) As soon as practicable after public disclosure of any matters described in subsection (a) of this
                  Section 1.19 and in accordance with the Company's obligations under the 1934 Act, the Act or the rules of the NASD or otherwise, or as soon as practicable after the happening of any other event that makes any statement made in such


                                      7-34
                  registration statements or registration statements or in any related prospectus, prospectus supplement, amendment or document incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement or registration statements or in any such prospectus, supplement, amendment or other such document so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus in the light of the circumstances under which they were made) not misleading, prepare a supplement or post-effective amendment to such registration statement or to the related prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

                               (iv) Furnish to each Holder of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

                                (v)   Promptly   notify   each   Holder   of
                  Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                               (vi)  Use its best  efforts  to (i)  register  or
                  qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Holder of Registrable Securities covered by such registration statement shall reasonably request and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and to do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to


                                      7-35
                  consummate the disposition of the Registrable Securities owned by such Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (vi), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                              (vii) Promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the occurrence of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each such Holder any such supplement or amendment.

                             (viii) Use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, if any.

                               (ix) The  Company  may  require  each  Holder  of
                  Registrable Securities included in such registration statement to promptly furnish in writing to the Company such information regarding distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such.

                           (d) The following provisions of the Existing Registration Rights Agreement shall be deemed deleted and inapplicable to a registration statement effected under this
                  Section 1.19: Section 1.4(i), Section 1.4(k), Section 1.4(m) and Section 1.10. In addition, in such event, the words "such drafts" in Section 1.4 shall be deemed deleted in such event, with respect to any Shelf Registration.

                  2.13  Addition of Section 1.20 to the Existing
                            Registration Rights Agreement


                                      7-36

                  The following paragraph is hereby added as Section 1.20 of the Existing Registration Rights Agreement:

                           The Company  agrees not to utilize  its rights  under
                  any of Sections 1.2(c) or 1.12(b)(ii)(C) based upon a registration and/or public sale or distribution of Registrable Securities effected under Section 1.12 or Section 1.19, in the case of Section 1.2, or Section 1.2 or Section 1.19 in the case of Section 1.12.

                  2.14  Amendment to Section 2.7 of the Existing
                            Registration Rights Agreement

                  Section 2.7 of the Existing Registration Rights Agreement is hereby amended so that the phrase "the Series B Preferred Holders" is added to the third sentence of Section 2.7 after each occurrence of the phrase "the Independent Equity Group Holders."

                  2.15  Addition of Schedule D to Existing
                            Registration Rights Agreement

                  Schedule D hereto is hereby added to the Existing Registration Rights Agreement as Schedule D.

                  SECTION 3.  MISCELLANEOUS

                  3.1      Series B Preferred Holders to Become Parties

                  Each Series B Preferred Holder by executing this Amendment shall become a party to, and shall be obligated and bound by the provisions of, the Existing Registration Rights Agreement, as amended by this Amendment.

                  3.2      Governing Law.

                  This Amendment shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

                  3.3      Duplicate Originals.

                  Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

                  3.4      Effect of this Amendment.


                                      7-37

                  Except as specifically provided in this Amendment, no terms or provisions of the Existing Registration Rights Agreement have been modified or changed by this Amendment and the terms and provisions of the Existing Registration Rights Agreement, as amended hereby, shall continue in full force and effect. This Amendment and the amendments contained herein shall have and be in effect on and after the date hereof upon the execution by the Company and the required number of each of the Investors, Stockholders, Bank Holders and Series B Preferred Holders.

                  3.5      Section Headings.

                  The titles of the section hereof appear as a matter of convenience only, do not constitute a part of this Amendment and shall not affect the construction thereof.



                                      7-38

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.

                                       THE CERPLEX GROUP, INC.


                                         By:____________________________
                                            James T. Schraith, President

                                            Address: 1382 Bell Avenue
                                                   Tustin, California  92680


                                            STOCKHOLDERS:


                                           ____________________________
                                            William A. Klein

                                            Address: 1382 Bell Avenue
                                                    Tustin, California  92680



                                            __________________________
                                            Richard C. Davis

                                            Address: 1382 Bell Avenue
                                                     Tustin, California  92680



                                            __________________________
                                            Myron Kunin

                                            Address: Regis Corporation
                                                     7201 Metro Boulevard
                                                     Minneapolis, MN  55439



                                            __________________________
                                            Theodore J. Wisniewski

                                            Address: 1382 Bell Avenue
                                                     Tustin, California  92680

[Signature Page to the FOURTH AMENDMENT TO REGISTRATION REIGHTS
AGREEMENT among THE CERPLEX GROUP, INC. and the Investors,
Stockholders, Banks and Series B Preferred Holders listed therein.]


                                      7-39

                                            INVESTORS:


                                            SPROUT GROWTH II, L.P.

                                            By:  DLJ Capital Corporation,
                                                 Managing General Partner


                                            By:  ___________________________
                                                 Robert Finzi, Attorney-in-Fact


                                            DLJ CAPITAL CORPORATION


                                            By:  ___________________________
                                                 Robert Finzi, Attorney-in-Fact


                                            CANAAN VENTURE LIMITED PARTNERSHIP

                                            By:  Canaan Management Limited
                                                 Partnership, General Partner


                                            By:  Canaan Venture Partners L.P.,
                                                 General Partner



                                            By:  ___________________________
                                                 General Partner


                                            CANAAN VENTURE OFFSHORE LIMITED
                                            PARTNERSHIP C.V.

                                            By:  Canaan Management Limited
                                                 Partnership, General Partner


                                            By:  Canaan Venture Partners L.P.,
                                                 General Partner



                                            By:  ___________________________
                                                 General Partner

[Signature Page to the FOURTH AMENDMENT TO REGISTRATION REIGHTS
AGREEMENT among THE CERPLEX GROUP, INC. and the Investors,
Stockholders, Banks and Series B Preferred Holders listed therein.]


                                      7-40

                                            BESSEMER VENTURE PARTNERS III L.P.

                                            By:  Deer III & Co.,
                                                 General Partner



                                            By:  ____________________________
                                                 Robert H. Buescher, General
                                                 Partner


                                            By:  ____________________________
                                                 Robert H. Buescher, Attorney-
                                                 in-Fact


                                            BANK HOLDERS:

                                            WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION


                                            By:  ____________________________
                                                 Name:
                                                 Title:


                                            SUMITOMO BANK OF CALIFORNIA


                                            By:  ____________________________
                                                 Name:
                                                 Title:


                                            BHF -- BANK AKTIENGESELLSCHAFT


                                            By:  ____________________________
                                                 Name:
                                                 Title:


                                            COMERICA BANK -- CALIFORNIA


                                            By:  ____________________________
                                                 Name:
                                                 Title:

[Signature Page to the FOURTH AMENDMENT TO REGISTRATION REIGHTS
AGREEMENT among THE CERPLEX GROUP, INC. and the Investors,
Stockholders, Banks and Series B Preferred Holders listed therein.]


                                      7-41

                                            WARRANT GROUP HOLDERS:

                                            THE NORTHWESTERN MUTUAL LIFE
                                            INSURANCE COMPANY


                                            By:  ____________________________
                                                 Name:
                                                 Title:


                                            JOHN HANCOCK MUTUAL LIFE
                                            INSURANCE COMPANY


                                            By:  ____________________________
                                                 Name:
                                                 Title:


                                            NORTH ATLANTIC SMALLER COMPANIES
                                            TRUST PLC


                                            By:  ____________________________
                                                 Name:
                                                 Title:



[Signature Page to the FOURTH AMENDMENT TO REGISTRATION REIGHTS
AGREEMENT among THE CERPLEX GROUP, INC. and the Investors,
Stockholders, Banks and Series B Preferred Holders listed therein.]


                                      7-42

                                            THE CERPLEX GROUP, INC.


                                            By:  ____________________________

                                            Title:___________________________


                                            SPROUT GROWTH II, L.P.

                                            By:  DLJ Capital Corporation
                                                 Its: General Managing Partner


                                            By:  ____________________________
                                                  Robert Finzi, Attorney-
                                                  in-Fact


                                            DLJ CAPITAL CORPORATION


                                            By:  ____________________________
                                                 Robert Finzi, Attorney-in-Fact


                                            SCORPION OFFSHORE INVESTMENT FUND


                                            By:  ____________________________

                                            Title:___________________________


                                            THE & TRUST


                                            By:  ____________________________

                                            Title:___________________________


[Signature Page to the FOURTH AMENDMENT TO REGISTRATION RIGHTS
AGREEMENT among THE CERPLEX GROUP, INC. and the Investors and
Stockholders listed therein.]


                                      7-43

                                            CHESTNUT PACIFIC LTD. PARTNERS


                                            By:  ____________________________

                                            Title:___________________________


                                            STANDARD GLOBAL EQUITY PARTNERS
                                            L.P.


                                            By:  ____________________________

                                            Title:___________________________


                                            STANDARD PACIFIC CAPITAL OFFSHORE
                                            FUND LTD.


                                            By:  ____________________________

                                            Title:___________________________


                                            COMMON FUND EQUITY FUND


                                            By:  ____________________________

                                            Title:___________________________


                                            _________________________________
                                                    MALCOLM FAIRBAIRN


                                            _________________________________
                                                      EMILY FAIRBAIRN


                                            _________________________________
                                                     WILLIAM MARTIN


                                            _________________________________
                                                     NITIN T. MEHTA


[Signature Page to the FOURTH AMENDMENT TO REGISTRATION RIGHTS
AGREEMENT among THE CERPLEX GROUP, INC. and the Investors and
Stockholders listed therein.]


                                      7-44

PLEIADES INVESTMENT PARTNERS                PEAK INVESTMENTS LIMITED
                                            PARTNERSHIP


By: _________________________               By:  ____________________________

Title:_______________________               Title:___________________________


                                            WHITMAN CAPITAL, INC.


                                            By:  ____________________________

                                            Title:___________________________


[Signature Page to the FOURTH AMENDMENT TO REGISTRATION RIGHTS
AGREEMENT among THE CERPLEX GROUP, INC. and the Investors and
Stockholders listed therein.]


                                      7-45

                                            PEAK INVESTMENTS LIMITED
                                            PARTNERSHIP


                                            By:  ____________________________

                                            Title:___________________________


                                            WHITMAN PARTNERS, L.P.


                                            By:  ____________________________

                                            Title:___________________________


                                            MAHUMA N.V.


                                            By:  ____________________________

                                            Title:___________________________

[Signature Page to the FOURTH AMENDMENT TO REGISTRATION RIGHTS
AGREEMENT among THE CERPLEX GROUP, INC. and the Investors and
Stockholders listed therein.]


                                      7-46